     As filed with the Securities and Exchange Commission on May 12, 2003

                                                    Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               -----------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               -----------------

                            IMPERIAL SUGAR COMPANY
            (Exact name of registrant as specified in its charter)

                       Texas                   74-0704500
                  (State or other           (I.R.S. Employer
                  jurisdiction of          Identification No.)
                 incorporation or
                   organization)

                One Imperial Square            77487-0009
                 8016 Highway 90-A             (Zip Code)
                    P.O. Box 9
                 Sugar Land, Texas
               (Address of Principal
                Executive Offices)

                               -----------------

                            IMPERIAL SUGAR COMPANY
                           LONG TERM INCENTIVE PLAN
                           (Full title of the plan)

                               -----------------

                               William F. Schwer
                   Senior Vice President and General Counsel
                            Imperial Sugar Company
                              One Imperial Square
                               8016 Highway 90-A
                                  P.O. Box 9
                         Sugar Land, Texas 77487-0009
                    (Name and address of agent for service)

                                (281) 491-9181
         (Telephone number, including area code, of agent for service)

                               -----------------

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                      Proposed         Proposed
                                                      maximum          maximum
                                     Amount to be  offering price     aggregate         Amount of
Title of securities to be registered registered(1) per share (2)  offering price (2) registration fee
-----------------------------------------------------------------------------------------------------
Common Stock, without par value (3)     450,000        $8.86          $3,987,000         $322.55
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional shares as may become issuable under the plan as a result of the antidilution provisions of the plan.
(2) Estimated pursuant to Rules 457(c) and (h) solely for purposes of computing the registration fee and based on the average of the high and low sales prices reported on the Nasdaq National Market on May 9, 2003.
(3) Includes the associated rights to purchase Series A Junior Participating Preferred Stock, which initially are attached to and trade with the shares of Common Stock being registered hereby.

================================================================================

                               EXPLANATORY NOTE

   In January, 2003, Imperial Sugar Company, a Texas corporation ("Imperial"), filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-102876) (the "Initial Form S-8") with respect to an aggregate of 1,234,568 shares of Imperial common stock, without par value ("Common Stock"), issuable in accordance with the terms of the Imperial Sugar Company Long Term Incentive Plan. On January 10, 2003, the Executive Compensation Committee of the Board of Directors of Imperial approved an amendment to the Imperial Sugar Company Long Term Incentive Plan (as amended, the "Plan") to increase the number of shares of Common Stock subject to the Plan by 450,000 shares, subject to approval by the shareholders. At the annual meeting of the shareholders of Imperial held on February 28, 2003, the shareholders of Imperial also approved the Plan. Accordingly, this Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, to register the 450,000 additional shares of Common Stock. The contents of the Initial Form S-8 are incorporated herein by this reference, and all required opinions and consents are filed as exhibits to this Registration Statement.

                                    EXPERTS

   The consolidated balance sheets of Imperial and subsidiaries as of September 30, 2002 and 2001 (Successor Company balance sheet) and the related consolidated statements of operations, shareholders' equity and cash flow for the year ended September 30, 2002 and the period from August 30, 2001 to September 30, 2001 (Successor Company operations), the period from October 1, 2000 to August 29, 2001 and the year ended September 30, 2000 (Predecessor Company operations) included in Imperial's Annual Report on Form 10-K for the year ended September 30, 2002 and incorporated by reference in this Registration Statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the application of fresh start accounting in accordance with AICPA's Statement of Position 90-7 "Financial Reporting for Entities in Reorganization Under the Bankruptcy Code" and the lack of comparability of financial information between reporting periods), and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Item 8.  Exhibits.

Exhibit
Number                                          Document Description
-------                                         --------------------

  4.1   --Amended and Restated Articles of Incorporation of Imperial (incorporated by reference to Exhibit
          3.1 of Imperial's Current Report on Form 8-K dated September 12, 2001, File No. 001-10307).

  4.2   --Articles of Amendment dated February 28, 2002, to the Amended and Restated Articles of
          Incorporation of Imperial (incorporated by reference to Exhibit 3(a)(2) of Imperial's Annual
          Report on Form 10-K for the year ended September 30, 2002, File No. 001-10307).

  4.3   --Amended and Restated Bylaws of Imperial (incorporated by reference to Exhibit 3.2 of Imperial's
          Current Report on Form 8-K dated September 12, 2001, File No. 001-10307).

  4.4   --Rights Agreement dated as of December 31, 2002 between Imperial and The Bank of New York, as Rights Agent, which includes as Exhibit A the form of Statement of Resolution Establishing
          Series of Shares designated Series A Junior Participating Preferred Stock, as Exhibit B the form of
          Rights Certificate and as Exhibit C the Summary of Rights to purchase units representing one-
          hundredth of a share of Series A Junior Participating Preferred Stock (incorporated by reference to
          Exhibit 4(a) of Imperial's Annual Report on Form 10-K for the year ended September 30, 2002,
          File No. 001-10307).

  4.5   --Imperial Sugar Company Long Term Incentive Plan (incorporated by reference to Exhibit 10(f) of
          Imperial's Annual Report on Form 10-K for the year ended September 30, 2001, File
          No. 001-10307).

Exhibit
Number                                  Document Description
-------                                 --------------------

  *4.6  --Imperial Sugar Company Long Term Incentive Plan (as Amended and Restated, effective
          January 10, 2003).

  *5.1  --Opinion of Baker Botts L.L.P.

 *23.1  --Consent of Deloitte & Touche LLP.

 *23.2  --Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

 *24.1  --Powers of Attorney (included on the signature page of the Registration Statement).

--------
* Filed herewith.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on May 12, 2003.

                                              IMPERIAL SUGAR COMPANY

                                              By:     /s/  ROBERT A. PEISER
                                                  -----------------------------
                                                        Robert A. Peiser
                                                  President and Chief Executive
                                                             Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below appoints Robert A. Peiser, President and Chief Executive Officer of Imperial, Darrell D. Swank, Senior Vice President and Chief Financial Officer of Imperial, and William F. Schwer, Senior Vice President and General Counsel of Imperial, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his capacity as a director or officer or both, as the case may be, of Imperial, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Imperial to comply with the Securities Act, and to file the same with the Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on May 12, 2003.

          Signature                        Title
          ---------                        -----

    /s/  ROBERT A. PEISER      Director, President and Chief
-----------------------------    Executive Officer
      Robert A. Peiser           (Principal Executive
                                 Officer)

    /s/  DARRELL D. SWANK      Senior Vice President and
-----------------------------    Chief Financial Officer
      Darrell D. Swank         (Principal Financial Officer)

      /s/  H.P. MECHLER        Vice President--Accounting
-----------------------------    (Principal Accounting
        H.P. Mechler             Officer)

    /s/  JAMES J. GAFFNEY      Chairman of the Board of
-----------------------------    Directors
      James J. Gaffney

   /s/  CURTIS G. ANDERSON     Director
-----------------------------
     Curtis G. Anderson

    /s/  GAYLORD O. COAN       Director
-----------------------------
       Gaylord O. Coan

          Signature                        Title
          ---------                        -----

    /s/  YVES-ANDRE ISTEL      Director
-----------------------------
      Yves-Andre Istel

  /s/  ROBERT J. MCLAUGHLIN    Director
-----------------------------
    Robert J. McLaughlin

  /s/  JAMES A. SCHLINDWEIN    Director
-----------------------------
    James A. Schlindwein

    /s/  JOHN K. SWEENEY       Director
-----------------------------
       John K. Sweeney

                                 EXHIBIT INDEX

Exhibit
Number                                          Document Description
-------                                         --------------------

   4.1  --Amended and Restated Articles of Incorporation of Imperial (incorporated by reference to Exhibit
          3.1 of Imperial's Current Report on Form 8-K dated September 12, 2001, File No. 001-10307).

   4.2  --Articles of Amendment dated February 28, 2002, to the Amended and Restated Articles of
          Incorporation of Imperial (incorporated by reference to Exhibit 3(a)(2) of Imperial's Annual
          Report on Form 10-K for the year ended September 30, 2002, File No. 001-10307).

   4.3  --Amended and Restated Bylaws of Imperial (incorporated by reference to Exhibit 3.2 of Imperial's
          Current Report on Form 8-K dated September 12, 2001, File No. 001-10307).

   4.4  --Rights Agreement dated as of December 31, 2002 between Imperial and The Bank of New York, as Rights Agent, which includes as Exhibit A the form of Statement of Resolution Establishing
          Series of Shares designated Series A Junior Participating Preferred Stock, as Exhibit B the form of
          Rights Certificate and as Exhibit C the Summary of Rights to purchase units representing one-
          hundredth of a share of Series A Junior Participating Preferred Stock (incorporated by reference to
          Exhibit 4(a) of Imperial's Annual Report on Form 10-K for the year ended September 30, 2002,
          File No. 001-10307).

   4.5  --Imperial Sugar Company Long Term Incentive Plan (incorporated by reference to Exhibit 10(f) of
          Imperial's Annual Report on Form 10-K for the year ended September 30, 2001, File No.
          001-10307).

  *4.6  --Imperial Sugar Company Long Term Incentive Plan (as Amended and Restated, effective
          January 10, 2003).

  *5.1  --Opinion of Baker Botts L.L.P.

 *23.1  --Consent of Deloitte & Touche LLP.

 *23.2  --Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

 *24.1  --Powers of Attorney (included on the signature page of the Registration Statement).

--------
* Filed herewith